Exhibit 99.1

NEWS		Contact:	John Sharkey 631-231-0333

400 Oser Ave Hauppauge, NY 11788

TSR, Inc. CEO To Take Medical Leave of Absence

Hauppauge, NY (June 4, 2015)---TSR, Inc., (Nasdaq:TSRI) a provider of computer programming consulting services, today announced that its Board of Directors has granted Joseph Hughes, Chairman, CEO, President and Treasurer, a ninety (90) day medical leave of absence.

The Board has designated Senior Vice President Christopher Hughes as responsible for managing the company’s day to day operations and performing the duties of Chairman, CEO, President and Treasurer during Joseph Hughes’ leave of absence. Mr. Hughes will resume his position as Chairman, CEO, President and Treasurer upon the conclusion of his medical leave.

Joseph Hughes, CEO, stated, “I am appreciative of having been granted the medical leave, and I am confident that Christopher Hughes will effectively manage the operations of the company in my absence.”

Certain statements contained herein, including statements as to the Company’s plans, are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties, including, but not limited to, the following: the impact of adverse economic conditions on the Company’s business; risks relating to the competitive nature of the markets for contract computer programming services; the extent to which market conditions for the Company’s contract computer programming services will continue to adversely affect the Company’s business; the concentration of the Company’s business with certain customers; uncertainty as to the Company’s ability to maintain its relations with existing customers and expand its business; the impact of changes in the industry and the Company’s ability to adapt to changing market conditions and other risks and uncertainties described in the Company’s filings under the Securities Exchange Act of 1934. The Company is under no obligation to publicly update or revise forward-looking statements.